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CoreStates Financial Corp
Broad and Chestnut streets
PO Box 7558
Philadelphia, PA 19101-7558
                                                                      Exhibit 99

                                                  [CORESTATES LOGO APPEARS HERE]

Contact         George Biechler or Linda Stryker
                         215-973-3546

For Release     Immediately Upon Receipt

                    GRECO LEAVING CORESTATES FINANCIAL CORP;
                        NEW SENIOR ASSIGNMENTS ANNOUNCED

     Philadelphia, August 4, 1997--CoreStates Financial Corp said today that its president, Rosemarie B. Greco, is leaving the company for personal reasons effective early 1998. Greco also is president and chief executive officer of CoreStates Bank, N.A. Terrence A. Larsen, chairman and chief executive officer of the corporation and chairman of the bank, immediately will assume the president titles and Greco's management responsibilities will be divided among several senior executives.

     "It is with sadness and a sense of loss that I must announce Rosemarie Greco's decision to leave CoreStates after six years," Larsen said.

     "Rosemarie came to CoreStates at a time when we were embarking upon major changes in the company's culture and entering a period of rapid growth," he said. "During this period, as we doubled our size and went through some of the most wrenching changes in our history, Rosemarie has done a lot to build and change our organization. She has accomplished more than she set out to accomplish and has extended her original time horizon for her work with us. I appreciate especially the personal leadership she has contributed to our continuing culture change, and her role, through all the turmoil of change, in building our strong regional banking leadership.

     "Rosemarie has made her influence felt throughout the CoreStates organization, and she will be truly missed. I am very sorry to see her leave," Larsen said.
     Greco said she had made it known when she came to CoreStates that she did not expect to remain for the rest of her career.
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     "My commitment has stretched across a challenging and fulfilling six years," she said. "I have enjoyed working with the people here at CoreStates, and I am proud of what we have accomplished together. Now the company is settling down from the intense efforts that went into our process redesign and bank mergers, and is taking a fresh look at its strategic directions. It is an opportune time for me to step back and take a fresh look at my personal directions."

                        THE RESTRUCTURED MANAGEMENT TEAM

     Larsen will immediately assume Greco's president titles, and Greco's management responsibilities will be divided among Charles L. Coltman, III, who remains vice chairman of CoreStates Financial Corp; Charles P. Connolly, Jr., who remains vice chairman of CoreStates Bank; and P. Sue Perrotty, Executive Vice President.

     Greco will continue to report to Larsen through the transition until her departure from CoreStates early in 1998.

     Coltman, in addition to his current responsibilities for global and specialized banking services, will add the banking services and CoreStates Asset Management and CoreStates Investment Management functions to his responsibilities.

     Connolly also will assume new responsibilities in addition to managing the bank's retail branch system, commercial and middle market lending and retail credit functions.

     Connolly, who previously reported to Greco, now reports to Larsen. His new responsibilities include the consumer segment marketing and development and corporate communications functions.

     Reporting for the first time to Connolly for the consumer segment marketing and development function will be Perrotty, who formerly reported to Greco for
the information technology function.   In a dual reporting capacity, Perrotty
also will now report to Larsen, specifically for the information technology function.

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